FIFTH AMENDED AND RESTATED
BYLAWS

OF

ENERSYS

ARTICLE I

OFFICES

SECTION 1. Registered Office. The address of the registered office of EnerSys (the “Corporation”) in the State of Delaware is Corporation Service Company, 2711 Centerville Road, Suite 400, in the City of Wilmington, County of New Castle. The name of the Corporation’s registered agent at such address is Corporation Service Company.

SECTION 2. Other Offices. The Corporation may also have an office or offices at any other place or places within or without the State of Delaware.
ARTICLE II

MEETINGS OF STOCKHOLDERS
SECTION 1. Annual Meetings. The annual meeting of the stockholders for the election of directors, and for the transaction of such other business as may properly come before the meeting, shall be held at such place, either within or without the State of Delaware, on such date and at such hour as shall be fixed by resolution of the Board of Directors of the Corporation (the “Board”) and designated in the notice or waiver of notice thereof.
SECTION 2. Special Meetings. A special meeting of the stockholders for any purpose or purposes may be called only by the Board or the Chair of the Board of the Corporation, to be held at such place, within or without the State of Delaware, on such date and at such hour as shall be designated in the notice or waiver of notice thereof.
SECTION 3. Notice of Meetings. Written notice of all meetings of stockholders stating the place, date, and time of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be given in accordance with Article VIII. Unless otherwise required by applicable law, such notice shall be given not less than 10 nor more than 60 days before the date of the meeting to each stockholder of record entitled to vote at such meeting.

SECTION 4. Fixing Date for Determination of Stockholders of Record. In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board may fix, in advance, a record date, which shall not precede the date upon which the resolution fixing the record date is adopted by the Board and which shall not be more than 60, nor less than 10, days before the date of such meeting. If no record date is fixed by the Board, then the record date shall be as provided by applicable law. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board may fix a new record date for the adjourned meeting.
SECTION 5. Organization. Meetings of stockholders shall be presided over by such person as the Board may designate, or, in the absence of such a person, the Chair of the Board. Such person shall be chairperson of the meeting and shall determine the order of business and the procedure at the meeting, including such regulation of the manner of voting and the conduct of discussion as is determined by him to be in order. The Secretary of the Corporation shall act as secretary of the meeting, but in such person’s absence the chairperson of the meeting may appoint any person to act as secretary of the meeting.
SECTION 6. Adjournments. When a meeting is adjourned to another date, hour or place, notice need not be given of the adjourned meeting if the date, hour, and place thereof are announced at the meeting at which the adjournment is taken. If the adjournment is for more than 30 calendar days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the adjourned meeting. At the adjourned meeting, any business may be transacted that might have been transacted at the original meeting.
When any meeting is convened the presiding officer, if directed by the Board, may adjourn the meeting if (a) no quorum is present for the transaction of business, or (b) the Board determines that adjournment is necessary or appropriate to enable the stockholders (i) to consider fully information that the Board determines has not been made sufficiently or timely available to stockholders or (ii) otherwise to exercise effectively their voting rights.
SECTION 7. Quorum. Except as otherwise provided by law or the Certificate of Incorporation, whenever a class of stock of the Corporation is entitled to vote as a separate class, or whenever classes of stock of the Corporation are entitled to vote together as a single class, on any matter brought before any meeting of the stockholders, whether annual or special, holders of shares entitled to cast a majority of the votes entitled to be cast by all the holders of the shares of stock of such class voting as a separate class, or classes voting together as a single class, as the case may be, outstanding and entitled to vote thereat, present in person or by proxy, shall constitute a quorum at any such meeting of the stockholders. If, however, such quorum shall not be present or represented at any such meeting of the stockholders, the stockholders entitled to vote thereat may adjourn the meeting from time to time in accordance with Section 6 of this Article II until a quorum shall be present or represented. Shares of the Corporation’s stock belonging to the Corporation (or to another corporation, if a majority of the shares entitled to vote in the election of directors of such other corporation are held, directly or indirectly, by the Corporation), shall neither be entitled to vote nor be counted for quorum purposes; provided , however , that the foregoing shall not limit the right of the Corporation or any other corporation to vote any shares of the Corporation’s stock held by it in a fiduciary capacity.
SECTION 8. Voting. Except as provided in Sections 2, 3 and 4 of Article III, directors shall be elected by a plurality of the votes of the shares present in person or by proxy at a meeting and entitled to vote on the election of directors. Except as otherwise provided by law or the Certificate of Incorporation or these Bylaws, when a quorum is present with respect to any matter brought before any meeting of the stockholders, the vote of the holders of shares entitled to cast a majority of the votes entitled to be cast by all the holders of shares present in person or by proxy and entitled to vote on such matter shall decide any such matter (other than the election of directors). Except as otherwise provided by law or the Certificate of Incorporation or these Bylaws, each stockholder represented at a meeting of stockholders shall be entitled to cast one vote for each share of the capital stock entitled to vote thereat held by such stockholder.
SECTION 9. Proxies. Each stockholder entitled to vote at a meeting of stockholders may authorize another Person or Persons to act for such stockholder by proxy. Such proxy shall be filed with the Secretary before such meeting of stockholders, at such time as the Board may require. No proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period.
SECTION 10. Notice of Stockholder Business; Nominations.
(a) Annual Meeting of Stockholders.
(i) Nominations of persons for election to the Board at an annual meeting and the proposal of any other business to be considered by the stockholders at an annual meeting shall be made solely (A) as specified in the Corporation’s notice of such meeting (or any supplement thereto), (B) otherwise by or at the direction of the Board (or any duly authorized committee thereof), or (C) by any stockholder of the Corporation that was a stockholder of record at the time of giving the notice provided for in this Section 10, who is entitled to vote at such meeting and who complies with the notice procedures set forth in this Section 10.
(ii) For nominations for director or any other business to be properly brought before an annual meeting by a stockholder pursuant to clause (C) of subparagraph (a)(i) of this Section 10, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation, and such proposed business, other than nominations of persons for election to the Board, must constitute a proper matter for stockholder action. To be timely, a stockholder’s notice must be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the ninetieth day, nor earlier than the close of business on the one hundred twentieth day, prior to the anniversary of the next preceding annual meeting; provided, however, that in the event that the date of the annual meeting is more than 30 days before or after such anniversary date, to be timely notice by the stockholder must be so delivered not later than the close of business on the tenth day following the day on which public announcement of the date of such meeting is first made by the Corporation. In no event shall an adjournment or postponement of a meeting, or the public announcement thereof, commence a new time period (or extend any time period) of the giving of a stockholder’s notice as described above. Such stockholder’s notice shall set forth: (A) as to each person whom the stockholder proposes to nominate for election, or re-election, as a director, (1) all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and (2) the completed and signed questionnaire, representation and agreement that would be required by clause (c) of this Section 10, including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected; (B) as to any other business that the stockholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at such meeting, the text of the proposal or business (including the text of any resolutions proposed for consideration and in the event that such business includes a proposal to amend the Bylaws of the Corporation, the language of the proposed amendment), the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made; and (C) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (1) the name and address of such stockholder, as they appear on the Corporation’s books and records, and of such beneficial owner, (2) the class or series and number of shares of capital stock of the Corporation that are, directly or indirectly, owned beneficially and held of record by such stockholder and such beneficial owner, (3) any option, warrant, convertible security, stock appreciation right, or similar right with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any class or series of shares of the Corporation or with a value derived in whole or in part from the value of any class or series of shares of the Corporation, whether or not such instrument or right shall be subject to settlement in the underlying class or series of capital stock of the Corporation or otherwise (a “Derivative Instrument”) directly or indirectly owned beneficially by such stockholder or beneficial owner and any other direct or indirect opportunity to profit or share in any profit derived from any increase or decrease in the value of shares of the Corporation, (4) any proxy, contract, arrangement, understanding, or relationship pursuant to which such stockholder or beneficial owner has a right to vote any shares of any security of the Corporation, (5) any short interest of such stockholder or beneficial owner in any security of the Corporation (for purposes of this Bylaw a person shall be deemed to have a short interest in a security if such person directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has the opportunity to profit or share in any profit derived from any decrease in the value of the subject security), (6) any rights to dividends on the shares of the Corporation owned beneficially by such stockholder or beneficial owner that are separated or separable from the underlying shares of the Corporation, (7) any proportionate interest in shares of the Corporation or Derivative Instruments held, directly or indirectly, by a general or limited partnership in which such stockholder or beneficial owner is a general partner or, directly or indirectly, beneficially owns an interest in a general partner, (8) any performance-related fees (other than an asset-based fee) that such stockholder or beneficial owner is entitled to based on any increase or decrease in the value of shares of the Corporation or Derivative Instruments, if any, as of the date of such notice, including without limitation any such interests held by members of such stockholder’s or beneficial owner’s immediate family sharing the same household (which information shall be supplemented by such stockholder and beneficial owner not later than 10 days after the record date for the meeting to disclose such ownership as of the record date), (9) any other information relating to such stockholder and beneficial owner that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for, as applicable, the proposal and/or for the election of directors in a contested election pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder, including the information required to be provided pursuant to Rule 14a-19 under the Exchange Act, if applicable, (10) a representation that the stockholder is a holder of record of stock of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to propose such business or nomination, (11) a description of all agreements, arrangements or understandings between such stockholder and beneficial owner, if any, and any other Person or Persons (including their names) in connection with the proposal of such business by such stockholder and any material interest of such stockholder in such business, and (12) a representation whether the stockholder or the beneficial owner, if any, intends, or is, or intends to be part of a group that intends (x) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Corporation’s outstanding capital stock required to approve or adopt the proposal or elect the nominee and/or (y) otherwise to solicit proxies from stockholders in support of such proposal or nomination. With respect to each person, if any, whom the stockholder proposes to nominate for election or reelection to the Board of Directors, a stockholder must, in addition to the matters set forth above, include the completed and signed questionnaire, representation and agreement required by clause (c) of this Section 10). The Corporation may require any proposed nominee to furnish such other information as it may reasonably require to determine the eligibility of such proposed nominee to serve as an independent director of the Corporation under the listing standards of the principal U.S. exchange upon which the Corporation’s capital stock is listed, any applicable rules of the Securities and Exchange Commission and publicly disclosed standards, if any, used by the Board of Directors in determining the independence of the Corporation’s directors or that could be material to a reasonable stockholder’s understanding of the independence, or lack thereof, of such nominee in relation to such stockholder or beneficial owner.
(iii) A stockholder and/or beneficial owner who has delivered a notice of nomination in accordance with Rule 14a-19 under the Exchange Act shall, not later than five business days prior to the date of the applicable meeting of stockholders, deliver to the Corporation reasonable evidence that such stockholder and/or such beneficial owner has met and complied with all of the requirements of these Bylaws and of Rule 14a-19(a) (including for the avoidance of doubt Rule 14a-19(a)(3), which provides that a stockholder soliciting proxies in support of director nominees other than the Corporation’s nominees must solicit the holders of shares representing at least 67% of the voting power of shares entitled to vote on the election of directors).
(iv) Anything in the second sentence of subparagraph (a)(ii) of this Section 10 to the contrary notwithstanding, in the event that the number of directors to be elected to the Board is increased and there is no public announcement by the Corporation naming all the nominees for director or specifying the size of the increased Board at least 100 days prior to the first anniversary of the preceding year’s annual meeting, a stockholder’s notice required by this Section 10 shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary of the Corporation at the principal executive office of the Corporation not later than the close of business on the tenth day following the day on which such public announcement is first made by the Corporation.
(b) Special Meetings of Stockholders. Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the Corporation’s notice of such meeting. Nominations of persons for election to the Board may be made at a special meeting of stockholders at which directors are to be elected pursuant to the Corporation’s notice of such meeting solely (i) by or at the direction of the Board of Directors or (ii) provided that the Board has determined that directors shall be elected at such meeting, by any stockholder of the Corporation that was a stockholder of record at the time of giving the notice provided for in this Section 10, who shall be entitled to vote at the meeting and who complies with the notice procedures set forth in this Section 10. In the event the Corporation calls a special meeting of stockholders for the purpose of electing one or more directors to the Board, any such stockholder entitled to vote in such election of directors may nominate a person or persons (as the case may be), for election to such positions as specified in the Corporation’s notice of meeting, if the stockholder’s notice required by subparagraph (a)(ii) of this Section 10 shall be delivered to the Secretary of the Corporation at the principal executive offices of the Corporation not earlier than the one hundred twentieth day prior to such special meeting and not later than the close of business on the later of the ninetieth day prior to such special meeting or the tenth day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board to be elected at such meeting. In no event shall the public announcement of an adjournment or postponement of a special meeting commence a new time period (or extend any time period) of the giving of a stockholder’s notice as described above.
(c) Submission of Questionnaire, Representation and Agreement. To be eligible to be a nominee for election or reelection as a director of the Corporation, a person must deliver (in accordance with the time periods prescribed for delivery of notice under this Section 10) to the Secretary at the principal executive offices of the Corporation a written questionnaire with respect to the background and qualification of such person and the background of any other person or entity on whose behalf their nomination is being made (which questionnaire shall be provided by the Secretary within five business days upon written request), and a written representation and agreement (in the form provided by the Secretary within five business days upon written request) that such person (A) is not and will not become a party to any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such person, if elected as a director of the Corporation, will act or vote on any issue or question (a “Voting Commitment”) that has not been disclosed to the Corporation, (B) is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than the Corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director that has not been disclosed therein, and (C) except to the extent specifically identified therein, would be in compliance, if elected as a director of the Corporation, and will comply, with all applicable corporate governance, conflict of interest, confidentiality and trading policies and guidelines applicable to directors of the Corporation publicly disclosed to the date of such statement.
(d) General.
(i) Only such persons who are nominated in accordance with the procedures set forth in this Section 10 or the Certificate of Incorporation of the Corporation shall be eligible to be elected at an annual or special meeting of stockholders of the Corporation to serve as directors and only such business shall be conducted at a meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in this Section 10 and with the requirements of Rule 14a-19 under the Exchange Act, if applicable. Except as otherwise provided by law or these Bylaws, the chairperson of the meeting shall have the power (A) to determine whether a nomination or any other business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with the procedures set forth in this Section 10 (including whether the stockholder or beneficial owner, if any, on whose behalf the nomination or proposal is made solicited (or is part of a group which solicited) or did not so solicit, as the case may be, proxies in support of such stockholder’s nominee or proposal in compliance with such stockholder’s representation as required by this Section 10, including with respect to compliance with Rule 14a-19 under the Exchange Act, if applicable) and (B) if any proposed nomination or other business was not made or proposed in compliance with this Section 10, to declare that no action shall be taken on such nomination or other proposal and that such nomination shall be disregarded or that such proposed other business shall not be transacted. Notwithstanding the foregoing provisions of this Section 10, if the stockholder (or a qualified representative of the stockholder) does not appear at the annual or special meeting of stockholders of the Corporation to present a nomination or other business, such nomination shall be disregarded and such proposed other business shall not be transacted, notwithstanding that proxies in respect of such vote may have been received by the Corporation. For purposes of this Section 10, to be considered a qualified representative of a stockholder, a person must be a duly authorized officer, manager or partner of such stockholder or must be authorized by a writing executed by such stockholder or an electronic transmission delivered by such stockholder to act for such stockholder as proxy at the meeting of stockholders and such person must produce such writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission, at the meeting of stockholders..
(ii) For purposes of this Section 10, the term “public announcement” shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act, and the meaning of the term “group” shall be within the meaning ascribed to such term under Section 13(d)(3) of the Exchange Act.

(iii) Notwithstanding the foregoing provisions of this Section 10, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section 10. Nothing in this Section 10 shall be deemed to affect any rights of stockholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act.
ARTICLE III

BOARD OF DIRECTORS
SECTION 1. General Powers. The business and affairs of the Corporation shall be managed by the Board, which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by law or by the Certificate of Incorporation directed or required to be exercised or done by the stockholders. No decrease in the authorized number of directors constituting the Board shall shorten the term of any incumbent director.
SECTION 2. Number and Term of Office. Subject to the rights, if any, of holders of preferred stock of the Corporation, the Board shall consist of not less than three nor more than eleven members, the exact number of which shall be fixed from time to time by the Board. The Board shall designate the directors to serve as initial Class I, Class II, and Class III directors upon the effectiveness of the related provisions of the Fifth Restated Certificate of Incorporation. None of the directors need be stockholders of the Corporation. Except as provided in this Section 2 and Section 3 of this Article, each director shall be elected by the vote of the majority of the votes cast with respect to the director at any meeting for the election of directors at which a quorum is present, provided that if, as of a date that is ten (10) calendar days in advance of the date the Corporation files its definitive proxy statement (regardless of whether or not thereafter revised or supplemented) with the Securities and Exchange Commission, the number of nominees exceeds the number of directors to be elected, the directors shall be elected by the vote of a plurality of the shares represented in person or by proxy at any such meeting and entitled to vote on the election of directors. For purposes of this section, a majority of the votes cast means that the number of shares voted “for” a director must exceed the number of votes cast “against” that director and abstentions and broker nonvotes shall not be counted as votes cast either “for” or “against” any nominee for director. In an election in which directors will be elected by a majority of the votes cast, stockholders will be given the choice to cast votes “for” or “against” the election of directors. In an election in which directors will be elected by a plurality of the votes cast, stockholders will be given the choice to cast “for” or “withhold” votes for the election of directors. The Corporate Governance and Nominating Committee will establish procedures under which a director nominee shall tender his or her contingent resignation to the Nominating and Corporate Governance Committee in advance of an Annual Meeting. If the director nominee fails to receive a majority number of votes for re-election in an uncontested election at an Annual Meeting, the Nominating and Corporate Governance Committee will make a recommendation to the Board whether to accept or reject the resignation or whether other action shall be taken. The Board will act on the Committee’s recommendation and publicly disclose its decision and the rationale behind it within 90 days from the date of the certification of the election results. The Nominating and Corporate Governance Committee in making its recommendation, and the Board in making its decision, may consider any factors or other information it considers appropriate and relevant. If an incumbent director’s resignation is not accepted by the Board, that director shall continue to serve until the next annual meeting of stockholders at which he or she is to be re-elected to the Board in accordance with these Bylaws after the non-acceptance of his or her resignation and until his or her successor shall have been elected and qualified or until his or her earlier death, retirement, resignation, or removal. If an incumbent director’s resignation is accepted by the Board, or if a nominee for director is not elected and the nominee is not an incumbent director, then the Board, in its sole discretion, may fill any resulting vacancy in accordance with the provisions of these Bylaws or may decrease the size of the Board in accordance with the provisions of these Bylaws.
SECTION 3. Resignation; Vacancies; Removal. Any director may resign at any time by giving written notice to the Board, the Chair of the Board or the Secretary of the Corporation. Such resignation shall take effect at the time specified therein, including, but not limited to, the occurrence of a future event, or, if the time is not specified, upon receipt by the Corporation thereof; and, unless otherwise specified therein, acceptance of such resignation shall not be necessary to make it effective.
Vacancies occurring in the Board for any reason and newly created directorships may be filled by a majority of the directors then in office, although less than a quorum, or by a sole remaining director. Any director elected to fill a vacancy shall hold office for a term that shall coincide with the term of the class to which such director shall have been elected.
Any director may be removed as provided in the DGCL or the Certificate of Incorporation.
SECTION 4. Meetings. (a) Annual Meetings. As soon as practicable after each annual election of directors, the Board shall meet for the purpose of organization and the transaction of other business, unless it shall have transacted all such business by written consent pursuant to Section 5 of this Article III.
(a) Other Meetings. Other meetings of the Board shall be held at such times as the Board or the Chair of the Board, or in the event that the office of the Chair of the Board is vacant, the Chief Executive Officer shall from time to time determine.
(b) Notice of Meetings. The Secretary shall give notice to each director of each special meeting at least one business day prior thereto, which notice shall state the time, place, and purpose of such meeting. Notice of each such meeting shall be given to each director prior to such meeting.
(c) Place of Meetings. The Board may hold its meetings at such place or places, within or without the State of Delaware, as the Board or the Chair of the Board or, in the event that the office of the Chair of the Board is vacant, the Chief Executive Officer may from time to time determine, or as shall be designated in the respective notices or waivers of notice thereof.
(d) Quorum and Manner of Acting. A majority of the total number of directors (but not less than one) shall constitute a quorum for the transaction of business at any meeting of the Board, and the vote of a majority of those directors present at any such meeting at which a quorum is present shall be necessary for the passage of any resolution or act of the Board, except as otherwise expressly required by law or these Bylaws. In the absence of a quorum for any such meeting, a majority of the directors present thereat may adjourn such meeting from time to time until a quorum shall be present.
(e) Organization. At each meeting of the Board, one of the following shall act as chairperson of the meeting and preside, in the following order of precedence:
(i) the Chair of the Board;
(ii) the Lead Director of the Board;

(iii) the Chief Executive Officer; or
(iv) any director chosen by a majority of the directors present.
The Secretary or, in the case of their absence, any person (who shall be an Assistant Secretary, if an Assistant Secretary is present) whom the chairperson shall appoint shall act as secretary of such meeting and keep the minutes thereof.
SECTION 5. Directors’ Consent in Lieu of Meeting. Any action required or permitted to be taken at any meeting of the Board or of any committee thereof may be taken without a meeting if all members of the Board or such committee, as the case may be, consent thereto in writing, and the writing or writings (including a true and correct copy of all documents referred to therein) are filed with the minutes of the proceedings of the Board or committee.
SECTION 6. Action by Means of Telephone or Similar Communications Equipment. Any one or more members of the Board, or of any committee thereof, may participate in a meeting of the Board or any such committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting by such means shall constitute presence in person at such meeting.
SECTION 7. Committees. The Board may, by resolution passed by a majority of the Board, designate one or more committees, each committee to consist of one or more directors of the Corporation. The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of any such committee. In the absence or disqualification of a member of a committee, and in the absence of a designation by the Board of an alternate member to replace the absent or disqualified member, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board to act at the meeting in the place of any absent or disqualified member. Any committee, to the extent allowed by law and provided in the resolution establishing such committee or such other resolution as shall have been adopted by the Board, shall have and may exercise all the powers and authority of the Board in the management of the business and affairs of the Corporation. Each committee shall keep regular minutes and report to the Board when required.
SECTION 8. Compensation of Directors. Directors, as such, may receive, pursuant to a resolution of the Board, fees, and other compensation for their services as directors, including, without limitation, their services as members of committees of the Board.
SECTION 9. Reliance Upon Books and Records. A member of the Board, or a member of any committee designated by the Board shall, in the performance of such person’s duties, be fully protected in relying in good faith upon records of the Corporation and upon such information, opinions, reports or statements presented to the Corporation by any of the Corporation’s officers or employees, or committees of the Board, or by any other person as to matters the member reasonably believes are within such other person’s professional or expert competence and who has been selected with reasonable care by or on behalf of the Corporation.
SECTION 10. Lead Director of the Board. In its sole discretion based on current circumstances, the Board shall annually designate one of its non-employee members to be the Lead Director of the Board, with such duties and responsibilities as the Board or the Chair of the Board may prescribe. In the absence or disability of the Chair of the Board, except as otherwise set forth herein, the Lead Director shall perform and exercise the powers of the Chair of the Board.

ARTICLE IV

OFFICERS
SECTION 1. Executive Officers. The executive officers of the Corporation shall be a Chief Executive Officer, a Chief Operating Officer, a Chief Financial Officer, a Treasurer, and a Secretary and may include a Chair of the Board (who shall be a director), one or more Vice Presidents, one or more Assistant Secretaries and one or more Assistant Treasurers. Any two or more offices may be held by the same person.
SECTION 2. Authority and Duties. All officers, as between themselves and the Corporation, shall have such authority and perform such duties in the management of the Corporation as may be provided in these Bylaws or, to the extent not so provided, by resolution of the Board.
SECTION 3. Term of Office, Resignation and Removal. (a) All officers shall be elected or appointed by the Board and shall hold office for such term as may be determined by the Board. Each officer shall hold office until their successor has been elected or appointed and qualified or their earlier death or resignation or removal in the manner hereinafter provided. The Board may require any officer to give security for the faithful performance of their duties.
(a) Any officer may resign at any time by giving written notice to the Board or to the Chair of the Board or the Secretary of the Corporation, and such resignation shall take effect at the time specified therein or, if the time when it shall become effective is not specified therein, at the time it is accepted by action of the Board. Except as aforesaid, acceptance of such resignation shall not be necessary to make it effective.
(b) All officers shall be subject to removal, with or without cause, at any time by the Board. The Board may, from time to time, delegate the powers and duties of any officer to any other officer or agent of the Corporation.
SECTION 4. Vacancies. Any vacancy occurring in any office of the Corporation, for any reason, shall be filled by action of the Board. Any officer appointed or elected by the Board to fill any vacancy shall serve only until such time as the unexpired term of their predecessor expires unless reelected or reappointed by the Board.
SECTION 5. Chair of the Board. The Board may elect a director as Chair of the Board. The Chair of the Board shall have the power to call special meetings of the stockholders and to call special meetings of the Board, shall determine the agenda for Board meetings and shall preside at all meetings of the stockholders and all meetings of the Board. The Chair of the Board shall have such other powers and duties as he or she may be called upon by the Board to perform.
SECTION 6. INTENTIONALLY OMITTED.
SECTION 7. Chief Executive Officer. The Chief Executive Officer shall be the chief executive officer of the Corporation and shall have general and active management and control of the business and affairs of the Corporation subject to the control of the Board, and shall see that all orders and resolutions of the Board are carried into effect.
SECTION 8. Chief Financial Officer. The Chief Financial Officer shall be the chief financial officer of the Corporation and shall perform such duties as the Board shall prescribe.

SECTION 9. Vice Presidents. Vice Presidents, if any, in order of their seniority or in any other order determined by the Board, shall generally assist the Chief Executive Officer and perform such other duties as the Board or the Chief Executive Officer shall prescribe, and in the absence or disability of the Chief Executive Officer, perform the duties and exercise the powers of the Chief Executive Officer.
SECTION 10. Treasurer. The Treasurer, if any, shall have the care and custody of all the funds of the Corporation and shall deposit the same in such banks or other depositories as the Board, or any officer or officers, or any officer and agent jointly, duly authorized by the Board, shall, from time to time, direct or approve. They shall disburse the funds of the Corporation under the direction of the Board or the Chief Executive Officer. They shall keep a full and accurate account of all moneys received and paid on account of the Corporation and shall render a statement of their accounts whenever the Board shall require. They shall perform all other necessary acts and duties in connection with the administration of the financial affairs of the Corporation and shall generally perform all the duties usually appertaining to the office of treasurer of a corporation.
SECTION 11. Assistant Treasurers. Assistant Treasurers, if any, in order of their seniority or in any other order determined by the Board, shall generally assist the Treasurer and perform such other duties as the Board or the Treasurer shall prescribe, and, in the absence or disability of the Treasurer, shall perform the duties and exercise the powers of the Treasurer.
SECTION 12. Secretary. The Secretary shall, to the extent requested by the Board, attend all meetings of the Board and all meetings of the stockholders and shall record all votes and the minutes of all proceedings in a book to be kept for that purpose, and shall perform like duties for any standing committees when required. They shall give or cause to be given notice of all meetings of the stockholders and of the Board and shall perform such other duties as may be prescribed by the Board or the Chief Executive Officer, under whose supervision they shall act. They shall keep in safe custody the seal of the Corporation and affix the same to any duly authorized instrument requiring it and, when so affixed, it shall be attested by their signature or by the signature of the Treasurer or an Assistant Secretary, or an Assistant Treasurer. They shall keep in safe custody the certificate books and stockholder records and such other books and records as the Board may direct and shall perform all other duties incident to the office of Secretary and such other duties as from time to time may be assigned to them by the Chief Executive Officer or the Board.
SECTION 13. Assistant Secretaries. Assistant Secretaries, if any, in order of their seniority or in any other order determined by the Board, shall generally assist the Secretary and perform such other duties as the Board or the Secretary shall prescribe, and, in the absence or disability of the Secretary, shall perform the duties and exercise the powers of the Secretary.
ARTICLE V

INDEMNIFICATION
SECTION 1. Indemnification. (a)  The Corporation shall, to the fullest extent permitted by the DGCL, indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonable incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that their conduct was unlawful.
(a) The Corporation shall, to the fullest extent permitted by the DGCL, indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation, unless and only to the extent that the Court of Chancery of the State of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.
(b) The Corporation may (and shall, with respect to any director, officer or employee who is a beneficiary of any directors and officers insurance or indemnity policy maintained from time to time by the Corporation or any of its subsidiaries), to the fullest extent permitted by the DGCL, advance to any person who is or was a director, officer, employee or agent of the Corporation (or to the legal representative thereof) any and all expenses (including, without limitation, attorneys’ fees and disbursements and court costs) reasonably incurred by such person in respect of any proceeding to which such person (or a person of whom such person is a legal representative) is made a party or threatened to be made a party by reason of the fact that such person is or was a director, officer, employee or agent of the Corporation or, while a director, officer, employee or agent of the Corporation, is or was serving at the request of the Corporation as a director, officer, trustee, partner, member, employee, other fiduciary or agent of another corporation or a partnership, joint venture, limited liability company, trust or other enterprise, including service with respect to employee benefit plans or public service or charitable organizations; provided , however , that, to the extent the DGCL requires, the payment of such expenses in advance of the final disposition of the proceeding shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of such person, to repay all amounts so advanced if it shall ultimately be determined that such person is not entitled to be indemnified against such expense under this Article V or otherwise. The Corporation by provision in these Bylaws or by agreement may accord any such person the right to, or regulate the manner of providing to any such person, such advancement of expenses to the fullest extent permitted by the DGCL.
(c) The indemnification and advancement of expenses provided by or granted pursuant to the other subsections of this Article V shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under the Certificate of Incorporation, any other bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in their official capacity and as to action in another capacity while holding such office.

(d) The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against them and incurred by them in any such capacity, or arising out of their status as such, whether or not the Corporation would have the power to indemnify them against such liability under the provisions of the DGCL.
(e) For purposes of this Article V, references to “the Corporation” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, employees or agents so that any person who is or was a director, officer, employee or agent of such constituent corporation or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this Article V with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued.
(f) For purposes of this Article V, references to “other enterprises” shall include employee benefit plans; references to “fines” shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to “serving at the request of the Corporation” shall include any service as a director, officer, employee or agent of the Corporation which imposes duties on, or involves service by, such director, officer, employee or agent with respect to an employee benefit plan, its participants, or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the Corporation”, as referred to in this Article V.
(g) The indemnification and advancement of expenses provided by, or granted pursuant to, this Article V shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.
ARTICLE VI

CONTRACTS, CHECKS, DRAFTS, BANK ACCOUNTS, ETC.
SECTION 1. Execution of Documents. The Board (or any duly authorized committee thereof to the extent permitted by law) shall designate the officers, employees and agents of the Corporation who shall have power to execute and deliver deeds, contracts, mortgages, bonds, debentures, checks, drafts and other orders for the payment of money and other documents for and in the name of the Corporation, and each such officer, employee and agent, without further action by the Board, may delegate such power (including authority to redelegate) in writing, to other officers, employees or agents of the Corporation; and, unless so designated or expressly authorized by these Bylaws, no officer or agent or employee shall have any power or authority to bind the Corporation by any contract or engagement or to pledge its credit or to render it liable pecuniarily for any purpose or to any amount.
SECTION 2. Deposits. All funds of the Corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation or otherwise as the Board, or any officer of the Corporation to whom power in this respect shall have been given by the Board, shall direct.

SECTION 3. Proxies in Respect of Stock or other Securities of Other Corporations. The Board shall designate the officers of the Corporation who shall have authority from time to time to appoint an agent or agents of the Corporation to exercise in the name and on behalf of the Corporation the powers and rights that the Corporation may have as the holder of stock or other securities in any other corporation, and to vote or consent in respect of such stock or securities. Such designated officers may instruct the person or persons so appointed as to the manner of exercising such powers and rights, and such designated officers may execute or cause to be executed in the name and on behalf of the Corporation and under its corporate seal, or otherwise, such written proxies, powers of attorney or other instruments as they may deem necessary or proper in order that the Corporation may exercise such powers and rights.
ARTICLE VII

SHARES AND TRANSFER OF SHARES
SECTION 1. Certificates for Shares. Every owner of shares of stock of the Corporation shall be entitled to have a certificate certifying the number and class of shares of stock of the Corporation owned by him, which certificate shall be in such form as may be prescribed by the Board. Certificates shall be issued in consecutive order and shall be numbered in the order of their issue, and shall be signed by or in the name of, the Corporation by the Chair of the Board, the Chief Executive or a Vice President and by the Secretary, Treasurer, or an Assistant Secretary. Such signatures shall be in such form as may be prescribed by the Board.
SECTION 2. Stock Ledger. A stock ledger in one or more counterparts shall be kept, in which shall be recorded the name of each Person owning the shares evidenced by each certificate for stock of the Corporation issued, the number of shares of stock evidenced by each such certificate, the date thereof and, in the case of cancellation, the date of cancellation. Except as otherwise expressly required by law, the person in whose name shares of stock stand on the stock ledger of the Corporation shall be deemed the owner thereof for all purposes as regards the Corporation.
SECTION 3. Transfer of Stock. (a) The transfer of shares of stock and the certificates evidencing such shares of stock of the Corporation shall be governed by Article 8 of Subtitle I of Title 6 of the Delaware Code (the Uniform Commercial Code), as amended from time to time.
(a) Registration of transfers of shares of stock of the Corporation shall be made only on the books of the Corporation upon request of the registered holder thereof, or of their attorney thereunto authorized by power of attorney duly executed and filed with the Secretary of the Corporation, and upon the surrender of the certificate or certificates for such shares of stock properly endorsed or accompanied by a stock power duly executed.
SECTION 4. Addresses of Stockholders. Each stockholder shall designate to the Secretary of the Corporation an address at which notices of meetings and all other corporate notices may be given to it, and, if any stockholder shall fail to so designate such an address, corporate notices may be given to it at its post office address, if any, as the same appears on the share record books of the Corporation or at its last known post office address.
SECTION 5. Lost, Destroyed and Mutilated Certificates. A holder of any shares of stock of the Corporation shall promptly notify the Corporation of any loss, destruction or mutilation of any certificate or certificates evidencing all or any such shares of stock. The Board may, in its discretion, cause the Corporation to issue a new certificate in place of any certificate theretofore issued by it and alleged to have been mutilated, lost, stolen or destroyed, upon the surrender of the mutilated certificates or, in the case of loss or destruction of the certificate, upon satisfactory proof of such loss or destruction, and the Board may, in its discretion, require the owner of the lost or destroyed certificate or its legal representative to give the Corporation a bond sufficient to indemnify the Corporation against any claim made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate.
SECTION 6. Regulations. The Board may make such rules and regulations as it may deem expedient, not inconsistent with these Bylaws, concerning the issue, transfer and registration of certificates for stock of the Corporation.
ARTICLE VIII

MISCELLANEOUS
SECTION 1. Notice. Except as otherwise required by law, all notices required to be given pursuant to these Bylaws shall be in writing and may be effectively given by hand delivery, first class mail (postage prepaid), prepaid overnight courier, facsimile transmission, or electronic mail. Any such notice shall be addressed to the Person to whom notice is to be given at such Person’s address as it appears on the records of the Corporation. The notice shall be deemed given (a) if by hand delivery, when received by the Person to whom notice is to be given or by any Person accepting such notice on behalf of such Person, (b) if by mail, on the fourth business day after being deposited in first class mail, (c) if by overnight courier, on the first business day after being dispatched, (d) if by facsimile transmission, when directed to a number at which the Person to whom notice is to be given has consented to receive notice by facsimile transmission; or (e) if by electronic mail, when directed to an electronic mail address at which the Person to whom notice is to be given has consented to receive notice by electronic mail. Without limiting the manner by which notice otherwise may be given effectively to stockholders, any notice to stockholders given by the Corporation under any provision of the DGCL, the Certificate of Incorporation or these Bylaws shall be effective if given by a form of facsimile transmission or electronic mail consented to by the stockholder to whom the notice is to be given. Any such consent shall be revocable by the stockholder by written notice to the Corporation. Any such consent shall be deemed revoked if (a) the Corporation is unable to deliver by facsimile transmission or electronic mail two consecutive notices given by the Corporation in accordance with such consent and (b) such inability becomes actually known to the Secretary or an Assistant Secretary of the Corporation or to the transfer agent, or other Person responsible for the giving of notice; provided , however , the inadvertent failure to treat such inability as a revocation shall not invalidate any meeting or other action. An affidavit of the Secretary or an Assistant Secretary of the Corporation or of the transfer agent or other agent of the Corporation that the notice has been given in writing or by a form of facsimile transmission or electronic mail shall, in the absence of fraud, be prima facie evidence of the facts stated therein.
SECTION 2. Waiver of Notice. Whenever notice is required to be given under any provision of these Bylaws, a written waiver of notice, signed by the Person entitled to notice, or waiver by facsimile transmission or electronic mail by such Person, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a Person at a meeting shall constitute a waiver of notice of such meeting, except when the Person attends a meeting for the express purpose of objecting at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders, directors or members of a committee of directors need be specified in any written waiver of notice.
SECTION 3. Seal. The Board may provide a corporate seal, which shall be in the form of a circle and shall bear the full name of the Corporation and the words and figures “CORPORATE SEAL 2000 DELAWARE”.

SECTION 4. Fiscal Year. The fiscal year of the Corporation shall end on March 31 of each year, unless changed by resolution of the Board.
SECTION 5. Forum.
(a) Unless the Corporation consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware (or, if the Court of Chancery does not have jurisdiction, the federal district court for the District of Delaware) shall be the sole and exclusive forum for:
(i) Any derivative action or proceeding brought on behalf of the Corporation;
(ii) Any action asserting a claim for breach of a fiduciary duty owed by any current or former director, officer, employee, stockholder, or agent of the Corporation to the Corporation or the Corporation’s stockholders;
(iii) Any action asserting a claim arising pursuant to any provision of the Delaware General Corporation Law, the Certificate of Incorporation or the Bylaws of the Corporation (as either may be amended or restated) or as to which the Delaware General Corporation Law confers exclusive jurisdiction on the Court of Chancery of the State of Delaware; or
(iv) Any action asserting a claim governed by the internal affairs doctrine; in each case, subject to said court having personal jurisdiction over the indispensable parties named as defendants therein. To the fullest extent permitted by law, if any action the subject matter of which is within the scope of this Section 5(a) is filed in a court other than a court located within the State of Delaware (a “Foreign Action”) in the name of any stockholder, such stockholder shall be deemed to have consented to: (x) the personal jurisdiction of the state and federal courts located within the State of Delaware in connection with any action brought in any such court to enforce this Section 5(a) (an “Enforcement Action”), and (y) having service of process made upon such stockholder in any such Enforcement Action by service upon such stockholder’s counsel in the Foreign Action as agent for such stockholder. To the fullest extent permitted by law, any person or entity purchasing or otherwise acquiring any interest in shares of capital stock of the Corporation shall be deemed to have notice of and consented to the provisions of this Section 5(a).
(b) Unless the Corporation consents in writing to the selection of an alternative forum, the federal district courts of the United States of America shall be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act of 1933, as amended. Any person or entity purchasing or otherwise acquiring any interest in shares of capital stock of the Corporation shall be deemed to have notice of and consented to the provisions of this Section 5(b).
SECTION 6. Definition. For purposes of these Bylaws:
“Person” means an individual, a partnership, a joint venture, a corporation, an association, a trust, an estate or other entity or organization, including a government or any department or agency thereof.

ARTICLE IX

AMENDMENTS
These Bylaws may be altered, amended or repealed, in whole or in part, or new Bylaws may be adopted, either by the Board or by the stockholders of the Corporation upon the affirmative vote of the holders of at least 66 2/3 % of the outstanding capital stock entitled to vote thereon.